                                                                   Exhibit 11(b)

         [Letterhead of Skadden, Arps, Slate, Meagher & Flom (Illinois)]


                                                              June 21, 2002


Van Kampen Tax Free Trust
1 Parkview Plaza
P.O. Box 5555
Oakbrook Terrace, Illinois 60181-5555

    Re:      Pre-Effective Amendment No. 1 to the Registration Statement on
                 Form N-14 for the Van Kampen Tax Free Trust (the "Registration Statement")


     We hereby consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                                  Very truly yours,



                                                  /s/ Skadden, Arps, Slate,
                                                  Meagher & Flom (Illinois)